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ASSET-BACKED FINANCING FACILITY
ADVANTA BANK CORP.
MONTHLY SERVICER CERTIFICATE

COLLECTION PERIOD:         May 1, 2000 - May 31, 2000
                           --------------------------

SETTLEMENT DATE:                    15-Jun-00
                                    ---------

A.   SERIES INFORMATION:

     ADVANTA EQUIPMENT LEASING RECEIVABLES SERIES 2000-1 LLC
     SERIES 2000-1



I.   AGGREGATE CONTRACT PRINCIPAL BALANCE:

     (a.)     Beginning Aggregate Contract Principal Balance                                                         $439,379,945.53

     (b.)     Contract Principal Balance of all Collections allocable to
                Contracts                                                                                             $12,783,005.74

     (c.)     Contract Principal Balance of Charged-Off Contracts                                                      $1,487,586.71

     (d.)     Ending Aggregate Contract Principal Balance of all Contracts as
                of this Settlement Date.                                                                             $425,109,353.08



              BALANCES ON THIS PAYMENT DATE: (AFTER PRINCIPAL PAYMENTS MADE FOR
              THIS RELATED COLLECTION PERIOD)
     (e.)     Class A Principal Balance as of this
              Settlement Date (Class A Note Factor)                                   0.9027306                      $297,158,138.29
     (e1.)    Ending Class A-1 Principal Balance                                      0.8233783  $149,266,138.29
     (e2.)    Ending Class A-2 Principal Balance                                      1.0000000   $63,269,000.00
     (e3.)    Ending Class A-3 Principal Balance                                      1.0000000   $84,623,000.00
     (f.)     Ending Class B Principal Balance as of this
              Settlement Date (Class B Note Factor)                                   0.9027306                       $25,470,542.86
     (g.)     Ending Class C Principal Balance as of this
              Settlement Date (Class C Note Factor)                                   0.9027306                       $16,980,362.02
     (h.)     Ending Class D Principal Balance as of this
              Settlement Date (Class D Note Factor)                                   0.9027118                        $8,490,004.23
     (i.)     Ending Class E Principal Balance as of this
              Settlement Date (Class E Note Factor)                                   0.9040004                       $21,254,856.76
     (j.)     Ending Class F Principal Balance as of this
              Settlement Date (Class F Note Factor)                                   0.9040004                       $55,265,624.76



II.  COMPLIANCE RATIOS:

     (a.)     Aggregate Contract Balance Remaining ("CBR") of all Contracts                                          $492,772,463.30


     (b.)     CBR of Contracts 1 - 30 days delinquent                                                                 $48,258,428.18

     (c.)     % of Delinquent Contracts 1 - 30 days as of the related
                 Calculation Date                                                                                              9.79%

     (d.)     CBR of Contracts 31 - 60 days delinquent                                                                $22,638,746.21

     (e.)     % of Delinquent Contracts 31- 60 days as of the related
                Calculation Date                                                                                               4.59%

     (f.)     CBR of Contracts 61 - 90 days delinquent                                                                $11,762,195.17

     (g.)     % of Delinquent Contracts 61 - 90 days as of the related
                 Calculation Date                                                                                              2.39%

     (h.)     CBR of Contracts 91 - 120 days delinquent                                                                $6,627,469.71

     (i.)     % of Delinquent Contracts 91 - 120 days as of the related
                 Calculation Date                                                                                              1.34%

     (j1.)    % of Delinquent Contracts 31 days or more as of the related
                Calculation Date                                                                                               8.33%
     (j2.)    Month 2:  Apr-00                                                                                                 8.79%
     (j3.)    Month 3:  Mar-00                                                                                                 7.18%
     (j4.)    Three month rolling average % of Delinquent Contracts 31 days
                or more                                                                                                        8.10%

     (k1.)    Net Charge-Off % for the related Collection Period
                (annualized 30/360)                                                                                            3.77%
     (k2.)    Month 2:  Apr-00                                                                                                 2.57%
     (k3.)    Month 3:  Mar-00                                                                                                 0.26%
     (k4.)    Three month rolling average % for Defaulted Contracts                                                            2.20%
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
     (l1.)    Cumulative Net Loss Percentage                                                                                 0.5235%
     (l2.)    Does the Cumulative Net Loss % exceed
     (l3.)    The Loss Trigger Level % from Beginning Period to and including
                12th Collection Period ?  Y or N                                                                              NO
     (l4.)    The Loss Trigger Level % from 13th Collection Period to and
                including 24th Collection Period ? Y or N                                                                     N/A
     (l5.)    The Loss Trigger Level % from 25th Collection Period and
                thereafter ?     Y or N                                                                                       N/A


     (m5.)    Is there currently a Trigger Event which has not been cured for
                this payment date     Y or N                                                                                  NO

     (m5.)    Is there currently an Event of Default for this payment date
                Y or N                                                                                                        NO




III. FLOW OF FUNDS:

     (1.)     The amount on deposit in Available Funds                                                                $16,542,068.66

     (2.)     Amounts deposited, if any, by the Servicer to the Collection
                Account for contracts repurchased                                                                         $13,300.93
     (3.)     Total deposits in the Collection Account to be used as available
                funds on this Payment Date (1+2)                                                                      $16,555,369.59
     (4.)     Funds to the servicer, any Excluded Amounts-Residual Receipts                                               $67,214.59

     (a.)     To the Trustee, trustee fees and expenses subject to an annual
                limit                                                                                                             --

     (b.)     To the Servicer, any unrecoverable servicer advances / initial
                unpaid balance amounts                                                                                   $310,342.60

     (c.)     To the Servicer, the servicing fee then due and miscellaneous
                amounts, if any                                                                                          $366,149.95



              TO SERIES 2000-1 NOTEHOLDERS INCLUDING RETAINED INTEREST
              HOLDERS: INTEREST
     (d.)     To Class A, the total Class A Note Interest for the related
                interest accrual period                                                                                $1,813,377.90

                        Interest on Class A-1 Notes                                                  $908,669.64
                        Interest on Class A-2 Notes                                                  $382,513.83
                        Interest on Class A-3 Notes                                                  $522,194.43
     (e.)     Interest on Class B Notes for the related interest accrual period                                          $165,945.16

     (f.)     Interest on Class C Notes for the related interest accrual period                                          $112,459.31

     (g.)     Interest on Class D Notes for the related interest accrual period                                           $58,644.20



              CLASS E INTEREST:
     (h1.)    If Class E Noteholder is not Originator, then Interest on Class E
                Notes for the related interest accrual period or otherwise $0                                                     --

     (h2.)    If Class E Noteholder is Originator, then amount in (h1) from above to be paid as additional principal pro rata among the
                Class A, Class B, Class C and Class D notes or otherwise $0                          $187,646.46




              TO SERIES 2000-1 NOTEHOLDERS INCLUDING RETAINED INTEREST HOLDERS:
              PRINCIPAL

     (i1.)    Class A percentage                                                                      0.69999903

     (i2.)    To Class A, amount from reserve account, if any                                                 --
     (i3.)    To Class A, the Class A overdue principal, if any                                               --
     (i4.)    To Class A, the Class A monthly principal payment amount                             $9,989,400.86
     (i5.)    To Class A, the additional principal, if any, allocable from
                Class E interest amount                                                              $160,186.14
     (i6.)    To Class A, the additional principal, if any, allocable from
                Class F floor amount                                                                          --
     (i7.)    Total principal payment to Class A  (i2-i6)                                         $10,149,587.71
     (i8.)              Principal payment to Class A-1 Noteholders                                                    $10,149,587.71

     (i9.)              Principal payment to Class A-2 Noteholders                                                                --

     (i10.)             Principal payment to Class A-3 Noteholders                                                                --


     (j1.)    Class B percentage                                                                     0.059999551

     (j2.)    To Class B, amount from reserve account, if any                                                 --
     (j3.)    To Class B, the Class B overdue principal, if any                                               --
     (j4.)    To Class B, the Class B monthly principal payment amount                               $856,229.15
     (j5.)    To Class B, the additional principal, if any, allocable from
                Class E interest amount                                                               $13,730.16
     (j6.)    To Class B, the additional principal, if any, allocable from
                Class F floor amount                                                                          --
     (j7.)    Total principal payment to Class B Noteholders (j2-j6)                                                     $869,959.36


     (k1.)    Class C percentage                                                                     0.039999701

     (j2.)    To Class C, amount from reserve account, if any                                                 --
     (k3.)    To Class C, the Class C overdue principal, if any                                               --
     (k4.)    To Class C, the Class C monthly principal payment amount                               $570,819.43
     (k5.)    To Class C, the additional principal, if any, allocable from
                Class E interest amount                                                                $9,153.44
     (k6.)    To Class C, the additional principal, if any, allocable from
                Class F floor amount                                                                          --
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
     (k7.)    Total principal payment to Class C Noteholders (k2-k6)                                                     $579,972.87


     (l1.)    Class D percentage                                                                      0.01999985

     (l2.)    To Class D, amount from reserve account, if any                                                 --
     (l3.)    To Class D, the Class D overdue principal, if any                                               --
     (l4.)    To Class D, the Class D monthly principal payment amount                               $285,409.72
     (l5.)    To Class D, the additional principal, if any, allocable from
                Class E interest amount                                                                $4,753.51
     (l6.)    To Class D, the additional principal, if any, allocable from
                Class F floor amount                                                                          --
     (l7.)    Total principal payment to Class D Noteholders (l2-l6)                                                     $290,163.22


     (m1.)    Class E percentage                                                                     0.049998563

     (m2.)    To Class E, amount from reserve account, if any                                                 --
     (m3.)    To Class E, the Class E overdue principal, if any                                               --
     (m4.)    To Class E, the Class E monthly principal payment amount                               $713,509.12
     (m5.)    To Class E, the additional principal, if any, allocable from
                Class F floor amount                                                                          --
     (m6.)    Total principal payment to Class E Noteholders (m2-m5)                                                     $713,509.12




              TO THE RESERVE ACCOUNT:
       (4.)   The amount, if any, needed to maintain the amount in the reserve
                account at the required reserve amount                                                                   $        --



              CLASS F PAYMENTS:
     (n1.)    Sub-Total of funds disbursed through the Reserve Account                            $15,497,326.00

     (n2.)    Funds available to be paid to Class F                                                $1,058,043.60


     (n3.)    Class F percentage                                                                     0.130003314

     (n4.)    Class F floor amount                                                                 $9,405,070.31

     (n5.)    Class F principal balance before payment of principal on this
                payment date                                                                      $57,120,849.07

     (n6.)    If Funds available to be paid to Class F (n2) is greater than $0, then payment as follows:
     (n7.)    If principal balance (n5) is greater than Class F floor (n4)
                then to Class F in an amount equal to the lesser of (a)
                Class F monthly principal amount until the Class F principal balance has been reduced to the Class F floor amount and (b)
                funds available                                                                                        $1,058,043.60



     (n8.)    If Funds available to be paid to Class F (n2) is $0, then no payments to Class F and enter $0

              TO THE TRUSTEE:
     (7.)     To the Trustee, any fees and expenses not previously paid subject to a limit


              TO THE ISSUERS:
     (8.)     To the issuers, as owner of the pledged assets, any remaining available funds on deposit in the collection account after all
                payments are made above                                                                                $          --





IV.  SERVICER ADVANCES

     (a.)     Aggregate amount of Servicer Advances at the beginning of the
                Collection Period                                                                                      $4,472,788.51

     (b.)     Servicer Advances reimbursed during the Collection Period                                                   $24,923.62

     (c.)     Amount of unreimbursed Service Advances to be reimbursed on the
              Settlement Date                                                                                                     --

     (d.)     Servicer Advances made during the related Collection Period                                                 $79,953.02

     (e.)     Aggregate amount of Servicer Advances at the end of the Collection
              Period                                                                                                   $4,527,817.91

     (f.)     Amount of delinquent Scheduled Payments for which Servicer
                Advances were not made                                                                                            --



V.   RESERVE ACCOUNT
     (a.)     Amount on deposit at the beginning of the related Collection
                Period                                                                                                 $4,702,535.15

     (b.)     Reserve Account initial deposit

     (c.)     Amount of interest earnings reinvested for the related Monthly
                Period                                                                                                 $          --

     (d.)     Amounts used to cover shortfalls, if any, for the related
                Collection Period                                                                                      $          --

     (e.)     Amounts used as required in a Trigger Event, if any, for the
                related Collection Period                                                                              $          --

     (f.)     Amounts transferred in from the Collection Account, if applicable
                (line 4)                                                                                               $          --

     (g.)     Interest earnings for the related Monthly Period                                                            $24,641.46

     (h.)     Interest earnings withdrawn and included as Available Funds for
                the related Monthly Period                                                                                $24,641.46
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
     (i.)     Amount on deposit at the end of the related Collection Period.                       $4,702,535.15


     (j.)     Is the Required Reserve Amount equal to the balance in the Reserve
                Account as of the related Collection period ? Y or N                                    Y






VI.  ADVANCE PAYMENTS

     (a.)     Beginning aggregate Advance Payments                                                 $2,683,850.12

     (b.)     Add:  Amount of Advance Payments collected during the related
                Collection Period                                                                  $2,660,491.15

     (c.)     Add:  Investment earnings for the related  Collection Period                         $          --

     (d.)     Less: Amount of Advance Payments withdrawn for deposit into
                Facility Account                                                                   $2,000,693.57

     (e.)     Ending aggregate Advance Payments                                                    $3,343,647.70
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     ADVANTA BANK CORP., AS SERVICER

     BY:      /s/ KIRK WEILER
              --------------------

     TITLE:   VP of Finance
              --------------------

     DATE:    6/12/2000
              --------------------


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